Exhibit 4.1

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

NUMBER	SHARES
******	*******

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

$0.0001 PAR VALUE ORDINARY SHARES

THIS CERTIFIES THAT *SPECIMEN*

Is the Owner of *******

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES OF

ZHONG YUAN BIO-TECHNOLOGY HOLDINGS LIMITED

Transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Dated: ******

COUNTERSIGNED AND REGISTERED:

Transfer Agent and Registrar	CHIEF EXECUTIVE OFFICER

By:
AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	as tenants in common	UNIF GIFT MIN ACT.............Custodian.............
TEN ENT	as tenants by the entireties	(Cust) (Minor)
JT TEN	as joint tenants with the right of survivorship and not as tenants in common	Act............................ (State)

Additional abbreviations may also be used though not in the above list.

For value received, _______________________________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _____________

X

THE SIGNATURE ON THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE. THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions).

SIGNATURE GUARANTEED:

TRANSFER FEE WILL APPLY